Exhibit 99.1

Solta Medical Reports First Quarter 2010 Results

Treatment Tip and Consumables Revenue Rise by $1.9 Million or 15% from Q4 2009

Conference Call Today at 4:30 p.m. ET

HAYWARD, Calif., May 4, 2010 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced results for the first quarter ended March 31, 2010.

Revenue for the first quarter was $25.9 million, an increase of approximately $0.7 million, or 3%, as compared to the first quarter 2009 revenue of $25.2 million. Treatment tip and other consumables revenue of $14.2 million increased sequentially by $1.9 million, or 15%, from the fourth quarter of 2009 and increased $2.0 million, or 17%, from the first quarter of 2009.

Solta Medical’s GAAP reported results for the first quarter of 2010 include non-cash amortization and other charges of $1.2 million related to the acquisitions of Reliant Technologies and Aesthera Corporation, non-cash stock based compensation charges of $0.7 million, and cash expenses of $0.8M related to the acquisition of Aesthera Corporation. The Company provides additional non-GAAP financial measures that exclude these charges and expenses.

The GAAP gross profit for the quarter was $16.8 million or 65% of net revenue. Non-GAAP gross profit for the quarter was $17.7 million or 68% of net revenue. The GAAP net loss for the quarter was $1.9 million, or $0.03 per share as compared to a GAAP net loss of $4.8 million, or $0.10 per share reported for the first quarter of 2009. Non-GAAP net income for the quarter was $0.8 million, or $0.01 per share on a diluted basis as compared to a non-GAAP net loss of $0.6 million, or $0.01 per share reported for the first quarter of 2009. Non-GAAP EBITDA for the first quarter of 2010 was $1.7 million.

“Our results demonstrate that procedures utilizing our new Thermage CPT™ and Fraxel re:store DUAL™ systems continue to gain traction with physicians and consumers during one of the seasonally weakest quarters of the year in the aesthetic device industry,” said Stephen J. Fanning, Chairman of the Board, President and CEO. “In addition, we anticipate the Aesthera acquisition that we completed in late February this year will be fully integrated into Solta’s operations by the close of the second quarter. We look forward to expanding the distribution of Aesthera’s Isolaz™ systems worldwide to both our existing installed base and to new customers.

“We are optimistic about the outlook for Solta in 2010. We expect the resilience of our recurring revenue business model, investments in innovative products, and building brand equity with physicians and consumers will lead to achieving our goals for the year,” concluded Mr. Fanning.

Financial Goals for 2010

The Company reiterated its financial goals for 2010 as follows:

•	Revenue for the year in the range of $115 million to $120 million

•	Generate positive non-GAAP EBITDA for every quarter of 2010

•	Achieve a non-GAAP gross margin in the range of 66% to 69% for the full year 2010 excluding non-cash amortization charges and non-cash acquisition related adjustments.

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of acquisition related adjustments, severance costs, acquisition related costs, and stock-based compensation expenses, all net of income taxes. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with management’s internal use of the measures, which it uses to measure the performance of ongoing operating results, against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

The Company will also host a conference call and webcast today, Tuesday, May 4, 2010, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is     877-941-2930 for domestic participants and 480-629-9690 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will remain accessible for thirty days. This replay can be accessed by dialing 800-406-7325 for domestic callers and 303-590-3030 for international callers. Callers will need to use the Passcode 4284787#. To access the live webcast of the call, go to Solta Medical’s website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers products to address a range of skin issues under the industry’s three premier brands: Thermage®, Fraxel® and Isolaz®. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. As the leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Isolaz is the only laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. Since 2002, approximately one million Thermage, Fraxel and Isolaz procedures have been performed in over 100 countries. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the integration of Aesthera, expanding distribution of Aesthera’s Isolaz systems, and our financial goals for 2010. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that physician adoption of our systems does not grow, the risk that customers do not continue to purchase treatment tips, the possibility that the market for the sale of new products does not develop as expected, the remaining risks and uncertainties with the Aesthera integration process, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2009, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn, Chief Financial Officer of Solta Medical, Inc.,

+1-510-786-6890; or

investors,

Doug Sherk,

dsherk@evcgroup.com,

EVC Group, +1-415-896-6820, for Solta Medical, Inc.

Web Site: http://www.Solta.com

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Net revenue	$25,935	$25,245
Cost of revenue	9,142	11,507

Gross margin	16,793	13,738

Operating expenses:
Sales and marketing	9,888	10,475
Research and development	4,119	3,916
General and administrative	4,512	4,318

Total operating expenses	18,519	18,709

Loss from operations	(1,726)	(4,971)
Interest and other income	7	261
Interest and other expense	(150)	(47)

Loss before income taxes	(1,869)	(4,757)
Provision for income taxes	64	18

Net loss	$(1,933)	$(4,775)

Net loss per share — basic and diluted	$(0.03)	$(0.10)

Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	57,007,696	47,758,823

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, OPERATING INCOME (LOSS), EBITDA, NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP Gross margin	$16,793	$13,738
Non-GAAP adjustments to gross margin:
Amortization and other non-cash acquisition-related charges	860	2,976
Stock-based compensation	74	53

Non-GAAP gross margin	$17,727	$16,767

Non-GAAP gross margin as % of sales	68%	66%

GAAP loss from operations	$(1,726)	$(4,971)
Non-GAAP adjustments to net loss from operations:
Amortization and other non-cash acquisition-related charges	1,221	3,292
Severance expenses	—	118
Acquisition-related expenses	824	—
Stock-based compensation	702	789

Non-GAAP income (loss) from operations	$1,021	$(772)
Depreciation expenses	656	725

Non-GAAP EBITDA	$1,677	$(47)

GAAP net loss	$(1,933)	$(4,775)
Non-GAAP adjustments to net loss:
Amortization and other non-cash acquisition-related charges	1,221	3,292
Severance expenses	—	118
Acquisition-related expenses	824	—
Stock-based compensation	702	789

Non-GAAP net income (loss)	$814	$(576)

GAAP basic net loss per share	$(0.03)	$(0.10)
Non-GAAP adjustments to basic income (loss) per share:
Amortization and other non-cash acquisition-related charges	$0.02	$0.07
Severance expenses	—	$0.00
Acquisition-related expenses	$0.01	—
Stock-based compensation	$0.01	$0.02

Non-GAAP basic net income (loss) per share	$0.01	$(0.01)

Non-GAAP diluted net income (loss) per share	$0.01	$(0.01)

GAAP weighted average shares outstanding used in calculating basic net loss per share	57,007,696	47,758,823

GAAP weighted average shares outstanding used in calculating diluted net loss per share	57,007,696	47,758,823
Adjustments for dilutive potential common stock	1,407,199	—

Weighted average shares outstanding used in calculating non-GAAP diluted net income (loss) per share	58,414,895	47,758,823

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$30,293	$14,744
Accounts receivable	11,805	12,381
Inventories	16,482	14,117
Prepaid expenses and other current assets	4,259	4,748

Total current assets	62,839	45,990
Property and equipment, net	5,369	5,613
Purchased intangible assets, net	39,390	36,799
Goodwill	48,710	47,289
Other assets	289	458

Total assets	$156,597	$136,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$5,534	$6,065
Accrued liabilities	12,666	10,968
Current portion of deferred revenue	4,528	4,534
Short-term borrowings	9,457	9,432
Customer deposits	482	529

Total current liabilities	32,667	31,528
Deferred revenue, net of current portion	757	612
Term loan, net of current portion	1,254	1,626
Non-current tax liabilities	1,872	1,862
Other liabilities	237	284

Total liabilities	36,787	35,912

Stockholders’ equity:
Common stock, $0.001 par value:
100,000,000 shares authorized 59,352,116 and 48,077,028 shares issued and outstanding at March 31, 2010 and December 31, 2009	59	48
Additional paid-in capital	190,778	169,283
Accumulated deficit	(71,027)	(69,094)

Total stockholders’ equity	119,810	100,237

Total liabilities and stockholders’ equity	$156,597	$136,149